CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8(No. 333-04197) of DST Systems, Inc. of our report dated February 20, 1997 appearing on page 23 of this Form 10-K.


/s/Price Watehouse LLP
Price Waterhouse LLP
Kansas City, Missouri
March 18, 1997